CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges	EXHIBIT 12 (i)

			2008			2007		Year Ended December 31,

			3 Months Ended June 30	6 Months Ended June 30	12 Months Ended June 30	3 Months Ended June 30	6 Months Ended June 30	2007	2006	2005	2004	2003

		Earnings: ($000)
A.		Net income from Continuing Operations	$1,670	$20,971	$36,720	$5,189	$26,887	$42,636	$43,084	$44,291	$42,423	$43,985
B.		Preferred Stock Dividends	242	485	970	242	485	970	970	970	970	1,387
C.		Federal and State Income Tax	972	12,909	20,551	1,293	14,256	21,898	23,769	25,819	31,256	30,435
	Less	Income from Equity Investments	66	335	686	349	1,544	1,895	1,810	1,456	922	865
	Plus	Cash Distribution from Equity Investments	407	824	2,431	549	1,820	3,427	1,005	1,833	1,776	1,249

D.		Earnings before Income Taxes and Equity Inv.	$3,225	$34,854	$59,986	$6,924	$41,904	$67,036	$67,018	$71,457	$75,503	$76,191

E.		Fixed Charges
		Interest on Mortgage Bonds	—	—	—	—	—	—	—	—	—	570
		Interest on Other-Long-Term Debt	5,049	10,138	19,805	4,495	8,986	18,653	16,425	13,826	11,488	10,699
		Other Interest	1,210	2,412	4,812	987	1,979	4,379	3,622	2,577	5,517	9,828
		Interest Portion of Rents(1)	303	652	1,336	288	594	1,278	1,112	1,077	1,192	1,040
		Amortization of Premium & Expense on Debt	244	488	967	238	484	963	991	1,043	1,066	1,159
		Preferred Stock Dividends Requirements of Central Hudson	386	748	1,469	300	709	1,423	1,409	1,458	1,594	2,243

		Total Fixed Charges	$7,192	$14,438	$28,389	$6,308	$12,752	$26,696	$23,559	$19,981	$20,857	$25,539

	Less	Preferred Stock Dividends Requirements of Central Hudson	386	748	1,469	300	709	1,423	1,409	1,458	1,594	2,243

F.		Total Earnings	$10,031	$48,544	$86,906	$12,932	$53,947	$92,309	$89,168	$89,980	$94,766	$99,487

		Preferred Dividend Requirements:
G.		Allowance for Preferred Stock Dividends Under IRC Sec. 247	$242	$485	$970	$242	$485	$970	$970	$970	$970	$1,387
H.		Less Allowable Dividend Deduction	(32)	(64)	(127)	(32)	(64)	(127)	(127)	(127)	(127)	(127)

I.		Net Subject to Gross-Up	210	421	843	210	421	843	843	843	843	1,260
J.		Ratio of Earnings before Income Taxes and Equity Inv. To Net Income (D/(A+B))	1.687	1.624	1.592	1.275	1.531	1.537	1.521	1.579	1.740	1.679

K.		Preferred Dividend (Pre-tax) (I x J)	354	684	1,342	268	645	1,296	1,282	1,331	1,467	2,116
L.		Plus Allowable Dividend Deduction	32	64	127	32	64	127	127	127	127	127

M.		Preferred Dividend Factor	386	748	1,469	300	709	1,423	1,409	1,458	1,594	2,243

N.		Ratio of Earnings to Fixed Charges (F/E)	1.4	3.4	3.1	2.1	4.2	3.5	3.8	4.5	4.5	3.9

(1)	The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Dividends	EXHIBIT 12 (i) (i)

		2008			2007		Year Ended December 31,

		3 Months Ended June 30	6 Months Ended June 30	12 Months Ended June 30	3 Months Ended June 30	6 Months Ended June 30	2007	2006	2005	2004	2003

	Earnings: ($000)
A.	Net income	$4,191	$15,938	$30,741	$5,262	$18,633	$33,436	$34,871	$35,635	$38,648	$38,875
B.	Federal and State Income Tax	2,604	10,866	20,321	2,444	10,871	20,326	21,528	23,936	28,426	26,981

C.	Earnings before Income Taxes	$6,795	$26,804	$51,062	$7,706	$29,504	$53,762	$56,399	$59,571	$67,074	$65,856

D.	Fixed Charges
	Interest on Mortgage Bonds	—	—	—	—	—	—	—	—	—	570
	Interest on Other-Long-Term Debt	5,049	10,138	19,805	4,495	8,986	18,653	16,425	13,826	11,488	10,699
	Other Interest	981	1,995	4,394	987	1,979	4,378	3,622	2,577	5,517	9,828
	Interest Portion of Rents(1)	197	442	923	197	417	898	818	835	954	768
	Amortization of Premium & Expense on Debt	244	488	967	238	484	963	991	1,043	1,066	1,159

	Total Fixed Charges	$6,471	$13,063	$26,089	$5,917	$11,866	$24,892	$21,856	$18,281	$19,025	$23,024

E.	Total Earnings	$13,266	$39,867	$77,151	$13,623	$41,370	$78,654	$78,255	$77,852	$86,099	$88,880

	Preferred Dividend Requirements:
F.	Allowance for Preferred Stock Dividends Under IRC Sec. 247	$242	$485	$970	$242	$485	$970	$970	$970	$970	$1,387
G.	Less Allowable Dividend Deduction	(32)	(64)	(127)	(32)	(64)	(127)	(127)	(127)	(127)	(127)

H.	Net Subject to Gross-Up	210	421	843	210	421	843	843	843	843	1,260
I.	Ratio of Earnings before Income Taxes to Net Income (C/A)	1.621	1.682	1.661	1.464	1.583	1.608	1.617	1.672	1.736	1.694

J.	Preferred Dividend (Pre-tax) (H x I)	340	708	1,400	307	666	1,356	1,363	1,409	1,463	2,134
K.	Plus Allowable Dividend Deduction	32	64	127	32	64	127	127	127	127	127

L.	Preferred Dividend Factor	372	772	1,527	339	730	1,483	1,490	1,536	1,590	2,261
M.	Fixed Charges (D)	6,471	13,063	26,089	5,917	11,866	24,892	21,856	18,281	19,025	23,024

N.	Total Fixed Charges and Preferred Dividends	$6,843	$13,835	$27,616	$6,256	$12,596	$26,375	$23,346	$19,817	$20,615	$25,285

O.	Ratio of Earnings to Fixed Charges (E/D)	2.1	3.1	3.0	2.3	3.5	3.2	3.6	4.3	4.5	3.9

P.	Ratio of Earnings to Fixed Charges and Preferred Dividends (E/N)	1.9	2.9	2.8	2.2	3.3	3.0	3.4	3.9	4.2	3.5

(1)	The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.